FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 29, 2003
                                                 -------------


                              Arena Resources, Inc.
                              ---------------------
             (Exact Name of registrant as specified in its charter)

          Nevada                    333-46164               73-1596109
          ------                    ---------               ----------
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employ
    of incorporation)                                   Identification No.)


            4920 South Lewis Street, Suite 107, Tulsa, Oklahoma 74105
            ---------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code  (918) 747-6060
                                                           --------------

                                 Non Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


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ITEM 6:  RESIGNATION OF REGISTRANT'S DIRECTOR

Mr. Robert J. Morley resigned as a Director and as the Vice-President for Investor Relations of Arena effective July 29, 2003.

Mr. Morley and the company mutually agreed that such resignation would be in the interest of both Mr. Morley and the company to avoid any potential conflicts and related party transactions arising out of anticipated future oil and gas acquisition and development participations between Arena and Mr. Morley's controlled entity, Petro Consultants, Inc.

The resignation was consensual and amicable and did not involve any disagreement concerning policies of Arena. The Board wishes to thank and commend Mr. Morley for his services.

Mr. Morley agreed with the Company that he would not participate in or earn any shares under the recently adopted Executive Stock Option Incentive Program. Mr. Morley continues to hold 136,340 shares of the Company's stock related to prior services, which is less than 5% of the issued and outstanding shares. As a result, Mr. Morley will no longer be considered an affiliated party.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ARENA RESOURCES, INC.



Date:       Aug. 5, 2003              By: /s/  William R. Broaddrick
                                      ------------------------------
                                      William R. Broaddrick
                                      Vice President